Exhibit 5.1

May 22, 2018

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

Re: Form S-3 Registration Statement (File No. 333-220628)

Ladies and Gentlemen:

We have served as special Ohio counsel for Myers Industries, Inc., an Ohio corporation (the “Company”) in connection with certain matters of Ohio law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-220628) (the “Initial Registration Statement”), in the form filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2017 and the Amendment No. 1 to the Initial Registration Statement (together with the Initial Registration Statement, the “Registration Statement”) in the form filed with the Commission on October 24, 2017, (ii) the base prospectus dated October 30, 2017 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the final prospectus supplement dated May 17, 2018 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 18, 2018 (together with the Base Prospectus, the “Prospectus”) in connection with the offering by the Company of up to 4,000,000 shares (and up to an additional 600,000 shares that may be sold pursuant to an option granted to the underwriters) of the Company’s common stock, no par value (the “Shares”), covered by the Registration Statement. The Shares are being sold to the underwriters named in, and pursuant to, the Underwriting Agreement, dated May 17, 2018 (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC, as the representative of the several underwriters named in Schedule 1 thereto.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus, (iii) a form of specimen stock certificate representing the Common Stock, (iv) the Underwriting Agreement, (v) the amended and restated articles of incorporation of the Company, as in effect on the date hereof, (vi) the amended and restated code of regulations of the Company, as in effect on the date hereof, and (vii) the corporate actions taken to date in connection with the Registration Statement and the registration of the Shares and the Prospectus. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Underwriting Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to this opinion that we did not independently establish or verify, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, and (ii) the Shares being issued and sold in the manner stated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein relate solely to the law of the state of Ohio, and are limited to the presently existing statutes of the state of Ohio. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 22, 2018 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Benesch, Friedlander, Coplan & Aronoff LLP

BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP